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                                                             EXHIBIT 11

                           AFTERMARKET TECHNOLOGY CORP.

                 STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
                       (In thousands, except per share data)

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                                                Three Months        Three Months
                                                   Ended               Ended
                                                 March 31,           March 31,
                                                   1998                1997
                                                ------------        ------------
                                                          (Unaudited)

Income before extraordinary item                 $  6,303              $  5,567

Extraordinary item - net of income tax benefit        363                 3,749
                                                 -----------         -----------
Net income per statements of income              $  5,940              $  1,818
                                                 -----------         -----------
                                                 -----------         -----------

Shares:

Weighted average common shares outstanding         19,780                16,981

Net effect of stock options and warrants
 outstanding, calculated using the treasury
 stock method at the average price for the period   1,486                 1,885
                                                 -----------         -----------
Total                                              21,266                18,866
                                                 -----------         -----------
                                                 -----------         -----------
Diluted earnings per common share:
 Income before extraordinary item                 $  0.30              $   0.29
 Extraordinary item, net of income tax benefit      (0.02)                (0.20)
                                                 -----------         -----------
Net income per share                               $ 0.28              $   0.09
                                                 -----------         -----------
                                                 -----------         -----------

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